Exhibit 99.1

HBT FINANCIAL, INC.

LETTER OF TRANSMITTAL

To Tender for Exchange

5.75% Fixed-to-Floating Rate Subordinated Notes due 2036 CUSIP #404111 AD8 / ISIN# US404111AD88 and CUSIP# 404111 AC0 / ISIN# US404111AC06 (the “Old Notes”)
for
5.75% Fixed-to-Floating Rate Subordinated Notes due 2036 that have been registered under the Securities Act of 1933 (the “Securities Act”) CUSIP# 404111 AE6 / ISIN# US404111AE61 (the “New Notes”)

PURSUANT TO THE PROSPECTUS

DATED [             ], 2026

THE EXCHANGE OFFER DESCRIBED HEREIN (THE “EXCHANGE OFFER”) WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON [ ], 2026, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS.

The “Exchange Agent” is:

UMB Bank, N.A.

By Registered or Certified Mail, Overnight Courier, or Hand Delivery:

UMB Bank, N.A., as Trustee

5555 San Felipe, Suite 870

Houston, Texas 77056

Attention: James Henry, Corporate Trust Services

By Facsimile Transmission (Eligible Institutions Only):

(512) 582-5855

Confirm by Telephone or for Information:

(214) 389-5949

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Preliminary Instructions

The undersigned hereby acknowledges receipt of the prospectus dated [            ], 2026 (as it may be amended or supplemented from time to time, the “Prospectus”) of HBT Financial, Inc. (the “Company”) and this Letter of Transmittal (this “Letter of Transmittal”), which together constitute the Exchange Offer whereby the Company is offering to exchange its 5.75% Fixed-to-Floating Rate Subordinated Notes due 2036 (in global form) (the “Old Notes”) for a like principal amount of its 5.75% Fixed-to-Floating Rate Subordinated Notes due 2036 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (in global form) (the “New Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement that the Company entered into with the initial purchasers of the Old Notes and do not have the right to additional interest under the circumstances described in that registration rights agreement relating to the Company’s fulfillment of its registration obligations. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note tendered in exchange thereof, or, if no interest has been paid on such Old Notes, from the date of its original issue.

Tender of the Old Notes is to be made by book-entry transfer to the Exchange Agent’s account at the Depository Trust Company (“DTC”) by executing the tender through the DTC Automated Tender Offer Program (“ATOP”), for which the Exchange Offer is eligible. DTC participants that are tendering Old Notes pursuant to the Exchange Offer must transmit their acceptance through the ATOP to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send an agent’s message to the Exchange Agent for its acceptance. For you to validly tender your Old Notes pursuant to the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures confirming that (i) DTC has received your instructions to tender your Old Notes and (ii) you agree to be bound by the terms of this Letter of Transmittal. Accordingly, this Letter of Transmittal need not be completed and delivered by a holder tendering through the ATOP. However, such holder, as a result of its transmission of acceptance to DTC, will be bound by the terms of this Letter of Transmittal and the terms of the Exchange Offer, as described in the Prospectus and this Letter of Transmittal. Delivery by a holder of documents to DTC does not constitute delivery to the Exchange Agent.

The Company reserves the right, at any time and from time to time, to extend the Exchange Offer, in which case the term “Expiration Date” means the latest date and time to which the Exchange Offer is extended by the Company. In order to extend the Exchange Offer, the Company will notify the Exchange Agent, each registered holder and each beneficial owner of Old Notes by oral (confirmed in writing) or written notice or will issue a press release or other public announcement of such extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Exchange Offer is not conditioned upon the tender of any minimum aggregate principal amount of Old Notes.

The Company has not provided guaranteed delivery procedures in conjunction with this Exchange Offer or under any of the Prospectus or other materials provided herewith.

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Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company for exchange the principal amount of Old Notes credited by the undersigned to the Exchange Agent’s account at DTC using the ATOP (the “Tendered Notes”). The undersigned is the beneficial owner of all the Tendered Notes. Subject to, and effective upon, the acceptance for exchange of the Tendered Notes, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Tendered Notes.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the Tendered Notes with the full power of substitution to (i) transfer ownership of the Tendered Notes, on the account books maintained by DTC, and to deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Company of the Tendered Notes for exchange pursuant to the Exchange Offer; (ii) present the Tendered Notes for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Tendered Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be an irrevocable power coupled with an interest.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Tendered Notes and that when such Tendered Notes are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale and transfer and not subject to any adverse claim when the same are accepted by the Company and that the information set forth herein is correct.

If the undersigned is not a broker-dealer, the undersigned represents that it is not an “affiliate”, as defined in Rule 405 under the Securities Act, of the Company, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a “distribution”, as defined in the Securities Act, of New Notes, is acquiring the New Notes in its ordinary course of business, and is not acting on behalf of any person who could not truthfully make the foregoing representations.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making or other trading activities and that it has not entered into any arrangement or understanding with the Company or any of its affiliates to distribute the New Notes and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Old Notes).

For purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Company gives oral or written notice thereof to the Exchange Agent. New Notes issued in exchange for the Old Notes accepted for exchange will be issued in the name of the undersigned. Any Tendered Notes that are not accepted for exchange pursuant to the Exchange Offer for any reason will be returned, without expense, to the undersigned’s account at DTC, pursuant to the book-entry procedures described in the Prospectus, promptly after the Expiration Date or the Company’s withdrawal of the Exchange Offer, as applicable.

The undersigned will, upon request, execute and deliver any additional documents to the Company deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Tendered Notes. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned, and shall not be affected by, and shall survive the death or incapacity of, the undersigned. The undersigned understands that tenders of the Tendered Notes pursuant to the procedures described in the Prospectus and the instructions herein will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions set forth herein and in the Prospectus.

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HBT FINANCIAL, INC.

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER

Instruction 1: Book-Entry Confirmations. For a holder to properly tender Old Notes in book-entry form pursuant to the Exchange Offer, a properly transmitted agent’s message must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The Tendered Notes must be transferred pursuant to the procedures for book-entry transfer described in the Prospectus under the section entitled “The Exchange Offer — Procedures for Tendering Old Notes” and a book-entry confirmation must be received by the Exchange Agent on or prior to the Expiration Date.

Beneficial owners of Old Notes may tender Old Notes by book-entry transfer by crediting the Old Notes to the Exchange Agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program and by complying with applicable ATOP procedures with respect to the Exchange Offer. To the extent any procedural terms herein conflict with the ATOP procedures, the ATOP procedures will govern. DTC participants that are accepting the Exchange Offer should transmit their acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send a computer-generated message (an “Agent’s Message”) to the Exchange Agent for its acceptance in which the beneficial owner of the Old Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal or the DTC participant confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including any representations and warranties) applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participants identified in the Agent’s Message.

The method of delivery of any required documents is at the election and risk of the holder, and the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used. In all cases, sufficient time should be allowed to permit timely delivery.

Instruction 2: Partial Tenders. Tendered Notes must be in a minimum principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof. If less than the entire principal amount of the Old Notes evidenced by materials provided in accordance with the ATOP procedures, the tendering beneficial owner(s) should indicate the aggregate principal amount of Old Notes to be tendered to DTC in accordance with ATOP procedures. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of Old Notes held by the tendering beneficial owner is not tendered for exchange, then untendered Old Notes will be issued in accordance with ATOP procedures.

Instruction 3: Withdrawal. Tenders of Old Notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on the Expiration Date. For a withdrawal of tendered Old Notes to be effective, the Exchange Agent must receive, on or prior to the Expiration Date, a computer-generated notice of withdrawal transmitted on behalf of DTC on behalf of the holder in accordance with DTC’s procedures. Any such notice of withdrawal must (1) specify the name of the tendering holder of Old Notes to be withdrawn, (2) specify the principal amount of the Old Notes delivered for exchange, (3) include a statement that such holder is withdrawing its election to have such Old Notes exchanged, (4) specify the name and number of the account at DTC to be credited with the withdrawn Old Notes, and (5) otherwise comply with the procedures of DTC.

Any permitted withdrawal of Old Notes may not be rescinded. Any Old Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, properly withdrawn Old Notes may be re-tendered by following the procedures described in the Prospectus under the section entitled “The Exchange Offer — Procedures for Tendering Old Notes” at any time prior to the Expiration Date.

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All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. Neither the Company, any affiliates of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

Instruction 4: Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of Tendered Notes under the Exchange Offer. The tendering beneficial owner, however, will be required to pay any transfer taxes, whether imposed on the beneficial owner or any other person, if:

●	New Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder; or

●	a transfer tax is imposed for any reason other than the exchange of Tendered Notes under the Exchange Offer.

If satisfactory evidence of payment of transfer taxes, if applicable per the above, is not submitted with this Letter of Transmittal, the amount of any transfer taxes will be billed to the tendering beneficial owner.

Instruction 5: Waiver of Conditions. The Company reserves the absolute right to waive any or all conditions relating to the Exchange Offer set forth in the Prospectus.

Instruction 6: No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted.

Instruction 7: Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Tendered Notes will be determined by the Company in its sole discretion, which determination will, subject to applicable law, be final and binding. The Company reserves the absolute right to reject any and all Tendered Notes not properly tendered or any Tendered Notes, the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to any Tendered Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the Instructions in this Letter of Transmittal) will, subject to applicable law, be final and binding on all parties. Unless waived, any defects or irregularities in connection with Tendered Notes must be cured within such time as the Company shall determine. Although the Company (or the Exchange Agent on behalf of the Company) intends to notify registered holders and beneficial owners of defects or irregularities with respect to tenders of Tendered Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Tendered Notes will not be deemed to have been made until such defects or irregularities have been cured by the applicable registered holder(s) or beneficial owner(s) or waived by the Company.

Instruction 8: Acceptance of Tendered Notes and Issuance of Notes; Return of Notes. Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all validly tendered Old Notes as promptly as practicable after the Expiration Date and will issue New Notes therefor as promptly as practicable thereafter. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when the Company has given written notice thereof to the Exchange Agent. Each tendering holder, by delivery of an Agent’s Message, waives any right to receive any notice of the acceptance of such tender. If any Tendered Notes are not exchanged pursuant to the Exchange Offer for any reason, such unexchanged Tendered Notes, will be returned in accordance with ATOP procedures.

Instruction 9: Requests for Assistance or Additional Copies. Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and email set forth on the front cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY THE TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

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